Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 2025 Equity Incentive Plan, the Amended and Restated 2019 Employee Stock Purchase Plan and the Inducement Plan of RAPT Therapeutics, Inc. of our report dated March 6, 2025, with respect to the financial statements of RAPT Therapeutics, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2024, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

San Mateo, California

June 20, 2025